Exhibit 99


REINHOLD INDUSTRIES ANNOUNCES TRANSFER OF NASDAQ LISTING TO CAPITAL MARKET

SANTA FE SPRINGS, CA, February 2, 2006. Reinhold Industries, Inc. (NASDAQ:
RNHDA) of Santa Fe Springs, California, announced today that Nasdaq has approved Reinhold's application to list its Class A common stock on the Nasdaq Capital Market. Reinhold's listing will be transferred from the Nasdaq National Market to the Capital Market at the opening of business on Friday, February 3, 2006. Reinhold stock will continue to trade under the symbol RNHDA.

         On November 21, 2005, Reinhold closed the sale of its NP Aerospace subsidiary to the Carlyle Group. On January 3, 2006, Reinhold paid a special dividend of $6.00 per share to all shareholders of record on December 16, 2005.

         Reinhold Industries, Inc. is a manufacturer of advanced custom composite components and sheet molding compounds for a variety of applications in the United States.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         To the extent Reinhold makes certain "forward-looking statements" in this press release, such as statements about future plans, goals and other events which have not yet occurred, such statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because they include words such as Reinhold "believes," "anticipates," "expects" or words of similar import. These forward-looking statements involve risks and uncertainties and the actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with levels of U.S. and foreign military spending and the financial condition of the airline industry. You should consider these risks and factors and the impact they may have when you evaluate these forward-looking statements. These statements are based only on Reinhold's knowledge and expectations on the date of this press release. Reinhold disclaims any duty to update these statements or other information in this press release based on future events or circumstances.